AMENDED AND RESTATED BYLAWS
                                        OF
                                   KINARK CORPORATION






















                                             February 29, 1996
                              AMENDED AND RESTATED BYLAWS
                                        OF
                                   KINARK CORPORATION


                                   ARTICLE I
                              Stockholders' Meetings

     SECTION 1. Annual Stockholders' Meetings. The annual meeting of the stockholders of the Corporation shall be held at 11:00 A.M. on the second Wednesday in May each year, or on such other date or at such other time as the Board of Directors may determine.

     SECTION 2. Special Stockholders' Meetings. Special meetings of stockholders of the Corporation shall be held whenever called in the manner required by law for purposes as to which there are special statutory provisions, and for other purposes when called by the Chairman of the Board of Directors or by order of a majority of the entire Board of Directors.

     SECTION 3. Place of Stockholders' Meetings. All meetings of stockholders shall be held at a place designated by the Board of Directors in Tulsa, Oklahoma or at such other places as the Board may determine, which may be within or outside of the State of Delaware.

     SECTION 4. Notice of Stockholders' Meetings. Except as otherwise provided by law, notice of all stockholders' meetings stating the date, time and place, and, in the case of special meetings, the purpose or purposes for which such meetings are called, shall be given by the Chairman of the Board of Directors, the President, a Vice President, the Secretary, or an Assistant Secretary to each stockholder of record having voting power in respect of the business to be transacted thereat, by delivering such notice to each stockholder, or by mailing such notice, addressed to each stockholder at his address appearing on the books of the Corporation, not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting. Any meeting at which all stockholders having voting power with respect to the business to be transacted thereat are present, either in person or by proxy, shall be a valid meeting for the transaction of business, notwithstanding that notice has not been given as provided above. Adjourned meetings may be held at the time and place announced at the meeting at which adjournment is taken without further notice except as provided by law. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

     SECTION 5. Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the annual meeting by a stockholder of record and constitute a proper subject to be brought before such meeting. For business to be properly brought before an annual meeting by a stockholder (other than the election of directors), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. A stockholder's notice to the Secretary shall set forth as to each matter (other than the election of directors) the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (d) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the annual meeting to present such business, and (e) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted. At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

     With respect to stockholder business to be brought before an annual meeting of stockholders (other than a request for inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended), to be timely, a stockholder's notice must be delivered to or mailed to and received at the principal executive offices of the Corporation, not less than ninety (90) days in advance of such meeting.

     For purposes of this Section, reference to a requirement to deliver notice to the Corporation a set number of days in advance of an annual meeting shall mean that such notice must be delivered such number of days in advance of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed more than 60 days from such anniversary, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which notice of such meeting is first given to
stockholders.   For the purposes of this Section, notice of an annual meeting shall be deemed to first be given to stockholders when disclosure of such date is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended.

     SECTION 6. Quorum at Stockholders' Meetings. At any meeting of the stockholders, a majority in interest of the capital stock issued and outstanding and entitled to vote thereat represented by stockholders of record in person or by proxy, shall constitute a quorum, but if a quorum is not present, a majority in interest of those present may adjourn any meeting from time to time. When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote represented thereat shall decide any questions brought before such meeting unless the question is one upon which by express provision of law or of the Corporation's Restated Certificate of Incorporation or these Bylaws a larger or different vote is required, in which case such express provision shall govern.

     SECTION 7. Proxy and Voting. The term "Certificate" whenever used in these Bylaws shall be deemed to refer to the Restated Certificate of Incorporation of the Corporation as from time to time amended. Subject to the provisions of Section 3 of Article VIII hereof, the holders of record of the capital stock of the Corporation shall be entitled to one vote for each share thereof so held by them of record. Shares of its own capital stock belonging to the Corporation shall not be voted, directly or indirectly. Stockholders of record entitled to vote may vote at any meeting either in person or by proxy in writing, which shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting. Stockholders entitled to vote may also be represented by a general power of attorney produced at any meeting until it is revoked. No proxy or power of attorney shall be voted after three years from its date, unless said proxy or power of attorney provides for a longer period.

     SECTION 8. List of Stockholders. It shall be the duty of the Secretary or other officer who shall have charge of the stock ledger of the Corporation to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open at the Corporation's office or at a place within the city where the meeting is to be held, as specified in the notice of the meeting for such ten (10) day period, to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to the stockholders entitled to examine such list or the books of the Corporation, or to vote in person or by proxy at such meeting.

     SECTION 9.  Consent of Stockholders in Lieu of Meeting.

     (a) Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

     (b) Every written consent shall bear the date of the signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in paragraph (e) of this Section.

     (c) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with paragraphs (a) and (b) of this Section. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     (d) Within five (5) business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in this Section, the Corporation shall retain nationally recognized independent inspectors of election for the purpose of performing a ministerial review of the validity of consents and any revocations thereof. The cost of retaining inspectors of election shall be borne by the Corporation.

     (e) At any time that stockholders soliciting consents in writing to corporate action have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified has been received by them, the consents shall be delivered by the soliciting stockholders to the Corporation's registered office in the State of Delaware or principal place of business or to the Secretary of the Corporation, together with a certificate stating their belief that the requisite number of valid and unrevoked consents has been received as of a specific date, which date shall be identified in the certificate. In the event that delivery is made to the Corporation's registered office in Delaware, such delivery shall be made by hand or by certified or registered mail, return receipt requested. Upon receipt of such consents, the Corporation shall cause the consents to be delivered promptly to the inspectors of election. The Corporation also shall deliver promptly to the inspectors of election any revocations of consents in its possession, custody or control as of the time of receipt of the consents.

     (f) As promptly as practicable after the consents and revocations are received by them, the inspectors of election shall issue a preliminary report to the Corporation and the soliciting stockholders stating: (i) the number of shares represented by valid and unrevoked consents; (ii) the number of shares represented by valid revocations, (iii) the number of shares represented by invalid consents; (iv) the number of shares represented by invalid revocations;
(v) the number of shares entitled to submit consents as of the record date; and
(vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents. Unless the Corporation and the soliciting stockholders agree to a shorter or longer period, the Corporation and the soliciting stockholders shall have five (5) days to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report. If no timely written notice of an intention to challenge the preliminary report is received, the inspectors shall certify the preliminary report (as corrected or modified by virtue of the detection by the inspectors of clerical errors) as their final report and deliver it to the Corporation and the soliciting stockholders. If the Corporation or the soliciting stockholders give written notice of an intention to challenge the preliminary report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall issue as promptly as practicable their final report and deliver it to the Corporation and the soliciting stockholders. A copy of the final report shall be included in the book in which the proceedings of meetings of stockholders are recorded.

     (g) The Corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of corporate action without a meeting by less than unanimous written consent.

     (h) This Section shall in no way impair or diminish the right of any stockholder or director, or any officer whose title to office is contested, to contest the validity of any consent or revocation thereof, or to take any other action with respect thereto.

                                   ARTICLE II
                              Board of Directors

     SECTION 1. Number, Election, Qualification and Term of Office. Pursuant to the provisions of Article Ninth of the Certificate, Directors shall be chosen by plurality vote of the stockholders entitled to vote at appropriate annual or special meetings of the Stockholders. The maximum number of Directors which shall constitute the entire Board of the Corporation shall be seven (7), with the exact number of Directors to be established by resolution of the Board of Directors from time to time. The maximum number of Directors on the Board of Directors may be increased or decreased at any time by amendment of these Bylaws, subject to the provisions of the Certificate.
Except as provided elsewhere in these Bylaws, Directors shall hold office until the next annual meeting of Stockholders after their election and until their successors are elected and qualified. No decrease in the number of Directors shall have the effect of shortening the term of an incumbent Director.

     SECTION 2. Powers. The business of the Corporation shall be managed by the Board of Directors except as otherwise provided by the laws of the State of Delaware, the Certificate or these Bylaws. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all the powers possessed by the Corporation itself so far as this delegation of authority is not inconsistent with the laws of the State of Delaware, the Certificate or these Bylaws. The Board of Directors, subject to any restrictions contained in the Certificate, shall have the power to declare and pay dividends upon the shares of its capital stock as provided by the laws of the State of Delaware. The Board of Directors shall have authority from time to time to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves as working capital or for any proper purpose or reserves, as the Board may deem to be in the interests of the Corporation; and the Board shall likewise have power to determine in its discretion what part of the assets of the Corporation available for dividends in excess of such reserve or reserves, if any, shall be declared in dividends and paid to the stockholders of the Corporation.

     SECTION 3. Directors' Meetings. Regular meetings of the Board of Directors shall be held at such places within or outside of the State of Delaware and at such times as the Board by resolution may determine from time to time, and if so determined, no notice thereof need be given and any and all business may be transacted thereat. Special meetings of the Board of Directors may be held at any time or place, either within or outside of the State of Delaware, whenever called by the Chairman of the Board of Directors, the President, a Vice President, the Secretary, an Assistant Secretary, or any Director, notice thereof being given to each Director by the Secretary or an Assistant Secretary, or the officer calling the meeting, or at any time without notice, provided all the Directors are present, or those not present shall at any time before or after the meeting waive or have waived notice thereof in writing. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same addressed to each Director at his residence or business address on or before the fourth day before the day of the meeting, or by delivering or telephoning the same to him personally or telegraphing or telecopying (receipt confirmed) the same to him at his residence or business address, on or before the second day before the day of the meeting. Such special meetings shall be held at such times and places as the notice or waiver thereof shall specify. Except as otherwise specifically provided in these Bylaws, no notice of the purposes of any special meeting of the Board of Directors need be given, and unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     SECTION 4. Chairman of the Board of Directors. The Chairman of the Board of Directors may, but need not, be a stockholder of the Corporation but shall be chosen from among the Directors of the Corporation and shall, when present, preside at all meetings of the stockholders and of the Board of Directors and Executive Committee. He may call meetings of the Board of Directors and of any committee whenever he deems it necessary.

     SECTION 5. Quorum at Directors' Meetings. One-third of the total number of members of the Board of Directors as constituted from time to time, but not less than two, shall constitute a quorum for the transaction of business, but if a quorum shall not be present, a majority of those present may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice or waiver. A majority of the members present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by the laws of the State of Delaware, the Certificate or these Bylaws. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or committee, by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     SECTION 6. Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee consent thereto in writing, and such writing is filed with the minutes of proceedings of the Board or committee.

     SECTION 7. Compensation of Directors. Directors shall not receive any stated salary for their services as Directors, but by resolution of the Board there may be established a fixed annual retainer plus a fee for attendance at each Directors' meeting and, if held during a separate 24-hour period, a fee for attendance at each meeting of a Committee of the Board; provided, however, that Directors who are also officers of the Corporation are not entitled to any compensation for their services as Directors. All Directors, including Directors who are also officers of the Corporation, shall be entitled to reimbursement for all expenses necessarily incurred in attending meetings of the Board.

     SECTION 8. Interested Directors. No contract or transaction between the Corporation and one or more of the Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of the committee which authorizes the contract or transaction.

     SECTION 9. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     With respect to an election to be held at an annual meeting of stockholders, to be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety (90) days in advance of such meeting. With respect to an election to be held at a special meeting of stockholders for the election of directors, stockholder's notice shall be given before the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. For purposes of this Section, reference to a requirement to deliver notice to the Corporation a set number of days in advance of an annual meeting shall mean that such notice must be delivered such number of days in advance of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed more than 60 days from such anniversary, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which notice of such meeting is first given to stockholders. For the purposes of this Section, notice of an annual or special meeting shall be deemed to first be given to stockholders when disclosure of such date is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended.

                                   ARTICLE III
                         Executive and Other Committees

     The Board of Directors may, by resolution passed by a majority of the whole Board, designate three or more of its members (with or without one or more alternates) to constitute an Executive Committee, which Committee shall, in the intervals between meetings of the Board, have and may exercise any or all powers of the Board of Directors, in the management of the business and affairs of the Corporation, except as otherwise provided in the laws of the State of Delaware, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. A majority of the members of the Executive Committee, as of the time constituted, shall be necessary to constitute a quorum thereof, and the act of a majority of the members of the Executive Committee who are present at any meeting thereof at which a quorum is present shall be the act of the Executive Committee. Any person designated by the Executive Committee shall act as secretary of the Committee. The Executive Committee, except as provided otherwise herein or in resolutions of the Board of Directors, shall fix the time and place of its regular meetings and its own rules and procedures, keep a record of its acts and proceedings, and report the same from time to time to the Board of Directors. Any vacancy in the Executive Committee shall be filled by vote of a majority of the Directors at the time in office at a duly convened meeting of the Board of Directors. Special meetings of the Executive Committee may be held at any time or place either within or outside of the State of Delaware, whenever called by any member of the Committee, notice thereof being given to each member and to each alternate, if any, by the Secretary, an Assistant Secretary, or the member calling the meeting, or at any time without notice, provided each member (or his alternate) is present, or those not present shall at any time before or after the meeting waive or have waived notice thereof in writing. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same addressed to each member and to each alternate, if any, at his residence or business address on or before the second day before the day of the meeting, or by delivering or telephoning the same to him personally or telegraphing or telecopying (receipt confirmed) the same to him at his residence or business, on or before the day before the day of the meeting.

     The Board of Directors, by resolution passed by a majority of the whole Board, may appoint from their number other committees from time to time, the number (not less than two) composing each of such committees and the powers conferred upon the same to be determined by such resolution of the Board of Directors.

                                   ARTICLE IV
                                   Officers

     SECTION 1. Number and Election. Subject to the provisions of Section 3 of this Article, the officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (one of whom may be designated the Executive Vice President), a Secretary and a Chief Financial Officer. Such officers shall be chosen annually by the Board of Directors after its election by the stockholders, and a meeting of the Board of Directors may be held without notice for this purpose immediately after the annual meeting of the stockholders or a special meeting of stockholders held in lieu thereof, and at the same place. Such officers shall hold office until their successors are chosen and qualified, subject expressly, to the provisions of
Article V of these Bylaws.

     SECTION 2. Eligibility of Officers. The President may, but need not, be a stockholder but shall be chosen from among the Directors of the Corporation. Other officers of the Corporation may, but need not, be stockholders or Directors of the Corporation. Any two offices (but not more than two) may be held by the same person provided the duties thereof can be consistently performed by one individual.

     SECTION 3. Additional Officers and Agents. The Board of Directors, in its discretion, may choose a Controller, one or more Assistant Vice Presidents, Assistant Treasurers, or Assistant Secretaries, and such other officers or agents as it may deem advisable, who shall have such powers and perform such duties as provided in these Bylaws, or as the Chairman of the Board of Directors or the President shall direct (subject to the provisions of Articles IX and XIII hereof), but such powers and duties may from time to time be increased or limited by the Board of Directors. Unless otherwise provided by resolutions of the Board of Directors, all officers and agents appointed pursuant to this Section shall hold office at the pleasure of the Board.

     SECTION 4. Office of the Chief Executive. The Board of Directors shall elect one or more of the officers of the Company to occupy the office of the Chief Executive. The officer or officers occupying the office of Chief Executive shall be the Chief Executive Officers of the Company and, subject to the provisions of Articles IX and XIII hereof, shall have all the powers and perform all the duties commonly incident to this Office, and, subject to the control of the Board of Directors, shall have the general management and conduct responsibility of the affairs and business of the Company and each shall act as co-chair of any annual or special meeting of the stockholders.

     SECTION 5. President. In the absence or disability of the Chairman of the Board of Directors, the President may call meetings of the Board of Directors and of any committee thereof whenever he deems it necessary. Subject to the provisions of Section 1 of Article VIII hereof, the President or any Vice President, unless some other officer or person is thereunto specifically authorized by the Board of Directors, shall sign all certificates of stock of the Corporation.

     SECTION 6. Vice Presidents. Except as otherwise provided in Article IX hereof, in the absence or disability of the Chairman of the Board of Directors and the President, the Executive Vice President (if named by the Board of Directors), the Vice Presidents in the order of their seniority established by the Board of Directors, shall perform all the duties of the Chairman and of the President, and, when so acting, shall have all the powers of the Chairman and of the President, subject to all restrictions upon them, including, without limitation, the provisions of Articles IX and XIII hereof. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

     SECTION 7. Secretary. The Secretary shall keep accurate minutes of all meetings of the stockholders and the Board of Directors and the Executive Committee, if present at such meetings, and be responsible for the custody thereof, shall perform all the duties commonly incident to this office, and shall perform such other duties and shall have such other powers as the Board of Directors shall designate from time to time. The Secretary shall have custody of the corporate seal, shall attest such seal on all documents whose execution under seal is duly authorized or required, and, subject to the provisions of Section 1 of Article VIII hereof, shall have power, together with the President or a Vice President, to sign certificates of stock of the Corporation. In the Secretary's absence at any meeting, an Assistant Secretary or a Secretary pro tempore shall perform the Secretary's duties thereat.

     SECTION 8. Chief Financial Officer. The Vice President of Finance shall be the Chief Financial Officer of the Corporation. He shall have the care and custody of moneys, funds, valuable papers and documents of the Corporation (other than his own bond which shall be in the custody of the President) and, subject expressly to the provisions of Article IX hereof, shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. He shall also, if required by the Board of Directors, give bond in such form and with such sureties as it may require. He shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies or with such firm or firms doing a banking business as the Board of Directors shall designate. He may endorse for deposit or collection and deposit all checks, notes, drafts or other orders for the payment of money, payable to the Corporation or to its order. All property of the Corporation in his possession shall be subject at all times to the inspection of any Director and subject to control of the Board of Directors. Subject to the provisions of Section 1 of
Article VIII hereof, he shall have power, together with the President or a Vice President, to sign certificates of stock of the Corporation. The Vice President of Finance shall be subject in every way to the supervision and control of the President. In the event the Corporation shall not have a Controller, the Vice President of Finance shall perform the duties of the Controller as provided in Section 9 of this Article.

     SECTION 9. Controller. The Controller shall be the chief accounting and auditing officer of the Corporation and as such shall be in charge of its auditing department and financial statements. He shall have general supervision of the books of account of the Corporation, shall have and exercise, under the direction of the Chief Financial Officer or the President if the Chief Financial Officer is also the Controller, all the powers and duties commonly incident to his office, and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate.

     SECTION 10. Staff Auditors. Staff Auditors (including staff accountants functioning in an internal auditor capacity) shall be supervised by the Chief Financial Officer. If requested by the President, the Audit Committee of the Board of Directors, or the Board of Directors, or at the initiation of a Staff Auditor, a Staff Auditor shall report directly to the President, the Audit Committee of the Board of Directors or the Board of Directors without the necessity of reporting to the Chief Financial Officer.

     SECTION 11. Assistant Vice Presidents. Any Assistant Vice President shall have such powers and perform such duties as the Board of Directors shall from time to time designate or as the President shall direct.

     SECTION 12. Assistant Secretaries and Assistant Treasurers. Any Assistant Secretary shall (subject to any limitation placed upon his powers and duties by the Board of Directors) have all the powers and duties of the Secretary, to be exercised as occasion may require. He shall have such other powers and perform such other duties as the Board of Directors shall from time to time designate, or as the Chairman of the Board of Directors or the President (subject to the limitations contained in Section 3 of this Article) shall direct.

     Any Assistant Treasurer shall (subject to any limitation placed upon his powers and duties by the Board of Directors) have all the powers and duties of the Chief Financial Officer, to be exercised as occasion may require. He shall have such other powers and perform such other duties as the Board of Directors shall from time to time designate, or as the Chairman of the Board of Directors or the President (subject to the limitations contained in Section 3 of this Article) shall direct. If required by the Board of Directors, any Assistant Treasurer shall give bond in such form and with such sureties as the Board of Directors may require.

     SECTION 13. Salaries. Salaries of officers, agents and employees shall be fixed from time to time by the Board of Directors. Any employment contract, whether for an officer, agent or employee, if expressly approved or specifically authorized by the Board of Directors, may fix a term of employment thereunder and any such contract, but only if so approved or authorized, shall be valid and binding upon the Corporation in accordance with the terms thereof; provided, however, that this provision shall not limit or restrict in any way the right of the Corporation at any time in its discretion (which right is hereby expressly reserved) to remove from office, discharge or terminate the employment or otherwise dispense with the services of any such officer, agent or employee, as hereinafter in these Bylaws provided, prior to the expiration of the term of employment under any such contract; provided, further, that the Corporation shall not thereby be relieved of any continuing liability for salary or other compensation for which such contract provides. The provisions of this Section are subject to the provisions of Section 2 of Article II hereof.

                                   ARTICLE V
                         Resignations and Removals

     SECTION 1. Officers, Agents and Employees. Any officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation; and any member of any committee may resign by giving written notice either as aforesaid or to the committee of which he is a member or to the chairman thereof. Any such resignation shall take effect at the time specified therein or, if not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Board of Directors, by vote of not less than a majority of the entire Board, or the stockholders if they so elect at any meeting thereof called for the purpose, may at any time, with or without cause, remove from office, discharge or terminate the employment of any officer, agent, employee or member of any committee elected or appointed by it, any committee or any officer.

     SECTION 2. Directors. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified or, if the time is not specified, upon receipt; and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The stockholders, at any meeting called for the purpose, may remove any Director from office with or without cause. If any Director is removed by the stockholders, the stockholders may, at the same meeting by plurality vote, elect a successor Director for the remainder of the unexpired term of any Director so removed.

                                   ARTICLE VI
                         Vacancies and Increase in Directors

     SECTION 1. Officers or Agents. If the office of any officer or agent becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the Board of Directors may choose a successor or successors who shall serve for the unexpired term (subject, however, to the provisions of Article V hereof), or at the pleasure of the Board as it may determine.

     SECTION 2. Directors. Vacancies and newly created Directorships resulting from an increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum. Any Director or Directors chosen to fill any vacancy or any newly created Directorship shall hold office until the next annual meeting of stockholders after his or their appointment and until his or their successor or successors shall be duly elected and qualified.

                                   ARTICLE VII
                              Waiver of Notice

     Whenever any notice whatsoever is required to be given by these Bylaws, or the Certificate, or any of the laws of the State of Delaware, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The presence at any meeting of a person or persons entitled to notice thereof shall be deemed a waiver of such notice as to such person or persons.

                                   ARTICLE VIII
                                   Capital Stock

     SECTION 1. Certificates of Stock, Transfer Agents and Registrars. Every stockholder shall be entitled to a certificate or certificates of capital stock of the Corporation in such form as may be prescribed by the Board of Directors, duly numbered and setting forth the number and kind of shares. Each certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, and may have affixed thereto an impression of the corporate seal. Before issue, a record of each certificate shall be entered on the books of the Corporation. The Board of Directors may also appoint one or more Transfer Agents and/or Registrars for its stock of any class or classes and for the transfer and registration of certificates representing the same and may require stock certificates to be countersigned by one or more of them. If certificates of capital stock of the Corporation are signed by a Transfer Agent or by a Registrar, the signatures thereon of the President or a Vice President and of the Secretary or an Assistant Secretary of the Corporation and the corporate seal may be facsimiles, engraved or printed. Any provisions of these Bylaws with reference to the signing of stock certificates shall include, in cases above-permitted, such facsimile signatures. If any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation. The Board of Directors may, from time to time, make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

     SECTION 2. Transfers of Stock and Addresses of Stockholders. Shares of stock may be transferred by delivery of the certificate therefor accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and such shares of stock shall be transferable on the books of the Corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the Corporation as the owner of any shares of stock shall exclusively be entitled as the owner of such shares to receive dividends, to vote and to exercise all other rights and privileges as such owner in respect thereof. It shall be the duty of every stockholder to notify the Corporation of his mailing address and of any changes thereto. The latest address furnished by each stockholder shall be entered on the books of the Corporation, and the latest address appearing on such books shall be conclusively deemed to be the mailing address and/or the last known mailing address of such stockholder. If any stockholder shall fail to notify the Corporation of his mailing address, it shall be sufficient to send corporate notices to such stockholder at the address, if any, understood by the Secretary to be his mailing address.

     SECTION 3. Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders, the date for payment of any dividend, the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding sixty (60) days in connection with obtaining the consent of the stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding sixty (60) days preceding the date of any meeting of stockholders, the date for the payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, to receive payment of any such dividend, to any such allotment of rights, to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date is fixed as aforesaid. Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as the record date for the determination of the stockholders entitled to vote, as hereinbefore provided, no share of stock shall be voted at any election for Directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of Directors.

     SECTION 4. Loss of Certificates. In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms, consistent with Delaware General Corporate Law, as the Board of Directors shall prescribe.

                                   ARTICLE IX
                         Contracts, Checks, Drafts, Etc.

     SECTION 1. Contracts, Etc. Except as otherwise prescribed in these Bylaws, the Chairman of the Board of Directors, or the President, or a Vice President shall sign, in the name and on behalf of the Corporation, all deeds, bonds, contracts, mortgages and other instruments, the execution of which shall be authorized by the Board of Directors (subject to the restrictions contained in Section 2 of Article II hereof), but the Board of Directors, subject to such restrictions, may authorize any other officer or officers, agent or agents, in the name and on behalf of the Corporation, to sign and execute any such deed, bond, contract, mortgage or other instrument and such authority may be general or confined to specific instances. Except as so authorized by the Board of Directors (and, if required by the provisions of Section 2 of Article II hereof, by the stockholders), and except in the ordinary course of business, no officer, agent or employee of the Corporation shall have power or authority to bind the Corporation by any contract or engagement or to pledge, sell or otherwise dispose of its credit or any of its property or to render it pecuniarily liable for any purpose or in any amount in excess of $25,000.

     SECTION 2. Checks, Drafts, Etc. All checks, drafts, notes, bonds, bills of exchange or other orders, instruments or obligations for the payment of money shall be signed by the Chairman of the Board, President or Vice President or such officer or officers, or agent or agents, as the Board of Directors shall by resolution direct. The Board of Directors may, in its discretion, also provide by resolution for countersignature or registration of checks, drafts, notes and/or bonds of the Corporation.

                                   ARTICLE X
                              Indemnification and Insurance

     SECTION 1. Right to Indemnification. The Corporation shall indemnify any person who is or was a party (which shall include for purposes of this Article X the giving of testimony or similar involvement) or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, or investigative (hereinafter a "proceeding") by reason of the fact that such person was or is an "authorized representative" (as defined below) against expenses (which shall include attorneys' fees), judgments, ERISA excise taxes or penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment).
As used in this Article X, the term "authorized representative" shall mean a Director, officer, employee or agent of the Corporation, or a person serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans.

     SECTION 2. Advancing Expenses. Expenses incurred by a person in defending a proceeding (including permissive and compulsory counterclaims and affirmative defenses) brought by reason of the fact that such person is or was an authorized representative shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified under this Article X or otherwise. The Corporation shall advance all expenses which the person's defense counsel certifies by an affidavit to the Corporation as being reasonable and incurred in defending a proceeding.

     SECTION 3. Right of Claimant to Bring Suit. If a claim under Sections 1 or 2 of this Article X is not paid in full by the Corporation within thirty
(30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

     SECTION 4. Scope of Article. The indemnification and advancement of expenses authorized by this Article X shall (i) not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any statute, provision of the Certificate, agreement, vote of stockholders or directors or otherwise, (ii) continue as to a person who has ceased to be an authorized representative, and (iii) inure to the benefit of the heirs, executors and administrators of an authorized representative.

     SECTION 5. Reliance on Provisions. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification and advancement of expenses provided by this Article X, and the provisions of this Article X shall be deemed a contract between the Corporation and the authorized representative. Any repeal or modification of the provisions of this Article X shall not affect any rights or obligations then existing.

     SECTION 6. Insurance. The Corporation may, but shall not be obligated to, purchase and maintain insurance at its expense, to protect itself and any person who is or was an authorized representative against any liability asserted against him in such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

                                   ARTICLE XI
                                        Seal

     The seal of the Corporation shall contain the words "Kinark Corporation Corporate Seal Delaware".

                                   ARTICLE XII
                         Offices and Books and Records

     The Corporation and its directors and stockholders shall have a registered office in the City of Wilmington, Delaware, and may also have additional offices within and/or outside of the State of Delaware, and unless otherwise expressly required by the laws of the State of Delaware, the books and records of the Corporation may be kept outside of the State of Delaware at such places as may be designated from time to time by the Board of Directors.

                                   ARTICLE XIII
               Voting of and Exercise of Control Through Stockholdings

     The Board of Directors (whose authorization in this connection shall be necessary in all cases) may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, or may at any time or from time to time authorize the Chairman of the Board of Directors, the President or any Vice President to appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations or associations, or to consent in writing to any action by any such other corporation or association, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may from time to time authorize the execution and delivery, on behalf of the Corporation and under its corporate seal, or otherwise, of such written proxies, consents, waivers or other instruments as may be deemed necessary or proper in the premises.

                                   ARTICLE XIV
                                   Amendments

     All bylaws of the Corporation shall be subject to alteration or repeal, and new bylaws may be made, by the affirmative vote of the holders of record of a majority of a quorum of the outstanding stock of the Corporation entitled to vote, or by the affirmative vote of a majority of the whole Board of Directors given at any meeting thereof, provided that notice of the proposed alteration or repeal or of the proposed new bylaws be included in the notice of such meeting or waiver thereof.